WesBanco Announces Third Quarter 2025 Financial Results

Highlighted by a net interest margin of 3.53% and deposit growth that fully funded loan growth

Wheeling, WVa. (October 22, 2025) – WesBanco, Inc. (“WesBanco” or “Company”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended September 30, 2025. Net income available to common shareholders for the third quarter of 2025 was $81.0 million, with diluted earnings per share of $0.84, compared to $34.7 million and $0.54 per diluted share, respectively, for the third quarter of 2024. For the nine months ended September 30, 2025, net income was $124.4 million, or $1.39 per diluted share, which reflected the impact of a day one provision for credit losses and other expenses related to the closing of the Premier Financial Corp. (“PFC”) acquisition on February 28th, compared to $94.3 million, or $1.54 per diluted share, for the 2024 period.

As noted below, WesBanco reported $0.94 of earnings per diluted share, in the third quarter, as compared to $0.56 in the prior year period, when excluding after-tax restructuring and merger-related expenses (non-GAAP measures). On a similar basis and excluding the after-tax day one provision for credit losses on acquired loans, WesBanco reported $2.55 per diluted share, for the nine month period, which was a 58.4% increase compared to $1.61 per diluted share last year (non-GAAP measures).

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2025		2024		2025		2024
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (GAAP)	$81,042	$0.84	$34,741	$0.54	$124,401	$1.39	$94,287	$1.54
Add: After-tax day one provision for credit losses on acquired loans	-	-	-	-	46,926	0.53	-	-
Add: After-tax restructuring and merger-related expenses	8,993	0.10	1,562	0.02	57,235	0.63	4,546	0.07
Adjusted net income available to common shareholders (Non-GAAP)(1)	$90,035	$0.94	$36,303	$0.56	$228,562	$2.55	$98,833	$1.61
(1) See non-GAAP financial measures for additional information relating to the calculation of these items.

Financial and operational highlights during the quarter ended September 30, 2025:

•
Deposit growth fully funded loan growth both year-over-year and sequentially
o
Total deposits increased 53.8% year-over-year to $21.3 billion, reflecting $6.9 billion of deposits from PFC and organic growth of 4.1%, and increased 2.5% annualized over the sequential quarter
•
Total loans increased 52.0% year-over-year to $18.9 billion, reflecting organic growth of 4.8% and $5.9 billion of loans from PFC
o
Commercial real estate payoffs have totaled approximately $490 million year-to-date and $235 million during the quarter
•
Net interest margin of 3.53% increased 58 basis points year-over-year reflecting higher earning asset yields and lower funding costs
•
Reflecting the PFC acquisition, market appreciation, and organic growth, WesBanco Trust and Investment Services (“WTIS”) assets under management increased to a record $7.7 billion
•
Efficiency ratio of 55.1% improved more than 10 percentage points year-over-year and 44 basis points sequentially due to expense synergies generated from the PFC acquisition, as well as a continued focus on expense management and driving positive operating leverage
•
Criticized and classified loans as a percent of total portfolio loans decreased to 3.22%, while key credit quality metrics continued to remain at low levels and in a consistent range through the last five years
•
Continuing its commitment to expense management and recognizing the market shift to digital delivery channels, WesBanco implemented the next phase of its financial center optimization strategy by approving the closure of 27 locations in early 2026, pending notification to the appropriate regulatory authorities and customers

“Our third quarter results demonstrate the successful integration of Premier and continued operational discipline. Despite elevated commercial real estate payoffs, we delivered strong loan growth, fully funded by deposit growth, while meaningfully expanding our net interest margin and fee income. Combined with our focus on cost control, these efforts drove positive operating leverage and an improved efficiency ratio in the mid-50s,” said Jeff Jackson, President and CEO. “Consistent with our focus on operational efficiency and our commitment to supporting evolving customer banking preferences, we are continuing a strategic optimization of our financial center network. This optimization ensures we remain responsive to how customers choose to bank, while supporting long-term growth and value creation.”

Financial Center Optimization Strategy

WesBanco’s mission is to deliver financial solutions that empower our customers for success, and that starts with optimizing our financial center network to ensure it reflects where and how our customers want to bank. In addition to closures, this strategy also includes refreshing existing locations, opening new banking centers in select locations within our existing footprint, and continuing to enhance our digital banking offerings. After a careful review of numerous factors, WesBanco has made the decision to close 27 locations across its legacy markets, a similar number to those closed during the last three years. Based on customer migration to digital channels and proximity to existing centers, deposit attrition is anticipated to be minimal. Net pre-tax savings of approximately $6 million are expected to be phased-in during the first half of 2026. WesBanco anticipates incurring total non-recurring restructuring charges of approximately $8 million due to the disposition of assets, lease terminations, severance, and other costs associated with the closures, with approximately $7 million recognized during the third quarter. These closures, which are expected to be completed during January 2026, do not include any locations from WesBanco’s acquisition of PFC.

Balance Sheet

WesBanco’s balance sheet, as of September 30, 2025, reflects both the PFC acquisition and organic growth. Total assets increased 48.6% year-over-year to $27.5 billion, including total portfolio loans of $18.9 billion and total securities of $4.4 billion. Total portfolio loans increased 52.0% year-over-year due to acquired PFC loans of $5.9 billion and organic growth of $0.6 billion, driven by the commercial teams. Commercial real estate payoffs have continued to increase and totaled approximately $235 million during the third quarter of 2025 and $490 million year-to-date, more than 2.5 times the prior year-to-date period.

Deposits of $21.3 billion increased 53.8% year-over-year due to acquired PFC deposits of $6.9 billion and organic growth of $0.6 billion, which fully funded year-over-year organic loan growth. On a sequential quarter basis, total deposits increased $130 million due to the efforts of our consumer and business teams more than offsetting the intentional runoff of $50 million of higher cost brokered deposits and less reliance on public funds from PFC. Reflecting the addition of PFC deposits, which included $1.3 billion of certificates of deposit, total demand deposits represented 48% of total deposits, with the non-interest bearing component representing 25%.

Credit Quality

As of September 30, 2025, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range through the last five years. As expected, criticized and classified loans as a percent of total portfolio loans decreased 41 basis points from the sequential quarter to 3.22%. Charge-offs, across a variety of loan categories, industries and markets, increased to 0.19% of total loans.

The allowance for credit losses to total portfolio loans at September 30, 2025 was 1.15% of total loans, or $217.7 million. The decrease of $6.2 million from June 30, 2025 was driven by a reduction in PCD loan reserves from a couple of large payoffs and the $5.1 million run off of a qualitative factor established in 2023 to capture elevated interest rate risk, which more than offset increases associated with slightly higher unemployment assumptions and loan growth. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 1.67% of total portfolio loans.

Net Interest Margin and Income

The third quarter margin of 3.53% improved 58 basis points on a year-over-year basis, through a combination of higher loan and securities yields and lower funding costs. Deposit funding costs of 256 basis points for the third quarter of 2025 decreased 29 basis points from the prior year period. When including non-interest bearing deposits, deposit funding costs for the third quarter were 192 basis points.

Net interest income for the third quarter of 2025 was $216.7 million, an increase of $95.6 million, or 78.9% year-over-year, reflecting the impact of the benefits from the PFC acquisition, loan growth, higher loan and securities yields, and lower FHLB borrowing costs. For the nine months ended September 30, 2025, net interest income of $592.0 million increased $240.3 million, or 68.3%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the third quarter of 2025, non-interest income of $44.9 million increased $15.3 million, or 51.5%, from the third quarter of 2024 due primarily to the acquisition of PFC. Service charges on deposits increased $3.2 million year-over-year, reflecting the addition of PFC, fee income from new products and services and treasury management, and increased general consumer spending. Digital banking fees increased $2.2 million from higher volumes primarily associated with our larger customer base. Reflecting record asset levels, trust fees and net securities brokerage revenue increased $1.5 million and $0.3 million, respectively, due to the addition of PFC wealth clients, market value appreciation, and organic growth. Bank-owned life insurance increased $1.6 million year-over-year due to the addition of PFC. Gross swap fees were $3.2 million in the third quarter, compared to $1.1 million in the prior year period, while fair value adjustments were a negligible gain as compared to negative adjustment of $1.7 million, respectively.

Primarily reflecting the items discussed above, as well as mortgage banking income, non-interest income, for the nine months ended September 30, 2025, increased $31.9 million, or 34.8%, year-over-year to $123.5 million. Mortgage Banking income increased due to an approximate 30% year-over-year increase in residential mortgage originations primarily related to our larger customer base.

Non-Interest Expense

Non-interest expense, excluding restructuring and merger-related costs, for the three months ended September 30, 2025 was $144.8 million, a $45.6 million, or 46.0%, increase year-over-year primarily due to the addition of the PFC expense base associated with approximately 900 employees and 70 financial centers. Salaries and wages of $60.6 million and employee benefits expense of $18.0 million increased due to higher staffing levels and higher health insurance costs. Amortization of intangible assets of $8.4 million increased $6.4 million year-over-year due to the core deposit intangible asset that was created from the acquisition of PFC. Restructuring and merger-related expenses of $11.4 million are primarily related to costs associated with the financial center optimization.

Excluding restructuring and merger-related expenses, non-interest expense during the first nine months of 2025 of $404.2 million increased $109.2 million, or 37.0%, compared to the prior year period, due primarily to the expenses described above. Equipment and software expense of $46.5 million reflects the addition of PFC and the additional cost of operating two core systems until the conversion to one platform in mid-May. FDIC insurance expense of $15.5 million increased due to our larger asset size.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. On September 10th, WesBanco raised $230 million of Series B preferred stock, considered Tier 1 capital, through the issuance of 9,200,000 depositary shares, which are listed on the Nasdaq Global Select Market under the symbol “WSBCO”. WesBanco expects to use approximately $150 million of the net proceeds from this offering to redeem in full its outstanding Series A Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock and approximately $50 million of the net proceeds to redeem in full its outstanding 4.0% Fixed-To-Floating Rate Subordinated Notes due September 30, 2030, which were assumed in connection with its acquisition of PFC. The remaining net proceeds will be used for general corporate purposes. At September 30, 2025, Tier I leverage was 9.72%, Tier I risk-based capital ratio was 11.83%, common equity Tier 1 capital ratio (“CET 1”) was 10.1%, and total risk-based capital was 14.6%. In addition, the tangible common equity to tangible assets ratio was 7.92%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2025 at 3:00 p.m. ET on Thursday, October 23, 2025. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 1-412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 1-412-317-0088 for international callers, and providing the access code of 2433750. The replay will begin at approximately 5:00 p.m. ET on October 23, 2025 and end at 12 a.m. ET on November 6, 2025. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2024 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) including WesBanco’s Form 10-Q for the quarters ended March 31 and June 30, 2025, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the expected cost savings and any revenue synergies from the merger of WesBanco and Premier may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Premier may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Statements in this presentation with respect to the benefits of the merger between WesBanco and Premier, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion, earn back of tangible book value, tangible book value dilution and internal rate of return, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected time frames; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in WesBanco’s 2024 Annual Report on Form 10-K and documents subsequently filed by WesBanco with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses and excluding after-tax day one provision for credit losses on acquired loans; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our nine-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $27.5 billion in total assets, with our Trust and Investment Services holding $7.7 billion of assets under management and securities account values (including annuities) of $2.6 billion through our broker/dealer, as of September 30, 2025. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
Interest and dividend income
Loans, including fees	$295,482	$184,215	60.4	$803,994	$526,550	52.7
Interest and dividends on securities:
Taxable	31,483	17,651	78.4	84,797	51,984	63.1
Tax-exempt	4,692	4,498	4.3	13,837	13,640	1.4
Total interest and dividends on securities	36,175	22,149	63.3	98,634	65,624	50.3
Other interest income	11,229	7,365	52.5	29,872	19,881	50.3
Total interest and dividend income	342,886	213,729	60.4	932,500	612,055	52.4
Interest expense
Interest bearing demand deposits	31,351	28,139	11.4	91,132	80,654	13.0
Money market deposits	38,249	19,609	95.1	95,672	54,166	76.6
Savings deposits	9,577	8,246	16.1	25,606	23,796	7.6
Certificates of deposit	23,554	14,284	64.9	63,553	36,513	74.1
Total interest expense on deposits	102,731	70,278	46.2	275,963	195,129	41.4
Federal Home Loan Bank borrowings	17,337	17,147	1.1	47,056	50,374	(6.6)
Other short-term borrowings	766	1,092	(29.9)	2,703	2,662	1.5
Subordinated debt and junior subordinated debt	5,336	4,070	31.1	14,774	12,189	21.2
Total interest expense	126,170	92,587	36.3	340,496	260,354	30.8
Net interest income	216,716	121,142	78.9	592,004	351,701	68.3
Provision for credit losses	2,082	4,798	(56.6)	74,183	19,352	283.3
Net interest income after provision for credit losses	214,634	116,344	84.5	517,821	332,349	55.8
Non-interest income
Trust fees	8,987	7,517	19.6	27,342	22,902	19.4
Service charges on deposits	11,163	7,945	40.5	30,233	21,841	38.4
Digital banking income	7,324	5,084	44.1	20,053	14,828	35.2
Net swap fee and valuation income/(loss)	3,231	(627)	615.3	4,937	2,712	82.0
Net securities brokerage revenue	2,961	2,659	11.4	9,010	7,808	15.4
Bank-owned life insurance	3,765	2,173	73.3	10,643	7,032	51.4
Mortgage banking income	1,898	1,280	48.3	5,402	3,042	77.6
Net securities gains	1,210	675	79.3	2,302	1,347	70.9
Net gains/(losses) on other real estate owned and other assets	329	(239)	237.7	400	(51)	884.3
Other income	3,996	3,145	27.1	13,164	10,135	29.9
Total non-interest income	44,864	29,612	51.5	123,486	91,596	34.8
Non-interest expense
Salaries and wages	60,583	44,890	35.0	169,314	131,879	28.4
Employee benefits	18,040	11,522	56.6	49,867	34,284	45.5
Net occupancy	8,819	6,226	41.6	24,716	19,158	29.0
Equipment and software	16,310	10,157	60.6	46,500	30,622	51.9
Marketing	2,979	2,977	0.1	7,225	7,233	(0.1)
FDIC insurance	5,820	3,604	61.5	15,487	10,576	46.4
Amortization of intangible assets	8,425	2,053	310.4	21,853	6,217	251.5
Restructuring and merger-related expense	11,383	1,977	475.8	72,449	5,755	NM
Other operating expenses	23,829	17,777	34.0	69,278	55,044	25.9
Total non-interest expense	156,188	101,183	54.4	476,689	300,768	58.5
Income before provision for income taxes	103,310	44,773	130.7	164,618	123,177	33.6
Provision for income taxes	19,737	7,501	163.1	32,623	21,296	53.2
Net Income	83,573	37,272	124.2	131,995	101,881	29.6
Preferred stock dividends	2,531	2,531	-	7,594	7,594	-
Net income available to common shareholders	$81,042	$34,741	133.3	$124,401	$94,287	31.9

Taxable equivalent net interest income	$217,963	$122,338	78.2	$595,682	$355,327	67.6

Per common share data
Net income per common share - basic	$0.84	$0.54	55.6	$1.39	$1.54	(9.7)
Net income per common share - diluted	0.84	0.54	55.6	1.39	1.54	(9.7)
Adjusted net income per common share - diluted, excluding certain items (1)(2)	0.94	0.56	67.9	2.55	1.61	58.4
Dividends declared	0.37	0.36	2.8	1.11	1.08	2.8
Book value (period end)	39.02	39.73	(1.8)	39.02	39.73	(1.8)
Tangible book value (period end) (1)	21.29	22.99	(7.4)	21.29	22.99	(7.4)
Average common shares outstanding - basic	95,995,174	64,488,962	48.9	89,593,739	61,143,452	46.5
Average common shares outstanding - diluted	96,116,617	64,634,208	48.7	89,718,706	61,272,602	46.4
Period end common shares outstanding	96,044,222	66,871,479	43.6	96,044,222	66,871,479	43.6
Period end preferred shares outstanding	380,000	150,000	153.3	380,000	150,000	153.3

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, unless otherwise noted)

Selected ratios
	For the Nine Months Ended
	September 30,
	2025	2024	% Change
Return on average assets	0.65%	0.70%	(7.14)%
Return on average assets, excluding certain items (1)	1.20	0.73	64.38
Return on average equity	4.59	4.84	(5.17)
Return on average equity, excluding certain items (1)	8.43	5.07	66.27
Return on average tangible equity (1)	9.10	8.96	1.56
Return on average tangible equity, excluding certain items (1)	15.79	9.37	68.52
Return on average tangible common equity (1)	9.84	9.93	(0.91)
Return on average tangible common equity, excluding certain items (1)	17.07	10.38	64.45
Yield on earning assets (2)	5.50	5.09	8.06
Cost of interest bearing liabilities	2.75	3.10	(11.29)
Net interest spread (2)	2.75	1.99	38.19
Net interest margin (2)	3.50	2.94	19.05
Efficiency (1) (2)	56.21	66.01	(14.85)
Average loans to average deposits	89.42	89.56	(0.16)
Annualized net loan charge-offs/average loans	0.12	0.11	9.09
Effective income tax rate	19.82	17.29	14.63

	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2025	2025	2025	2024	2024
Return on average assets	1.17%	0.81%	(0.22)%	1.01%	0.76%
Return on average assets, excluding certain items (1)	1.30	1.28	0.96	1.02	0.79
Return on average equity	8.25	5.76	(1.45)	6.68	5.09
Return on average equity, excluding certain items (1)	9.16	9.17	6.45	6.75	5.32
Return on average tangible equity (1)	15.86	11.27	(1.74)	11.49	9.07
Return on average tangible equity, excluding certain items (1)	17.48	17.16	11.61	11.61	9.46
Return on average tangible common equity (1)	17.26	12.06	(1.89)	12.56	9.97
Return on average tangible common equity, excluding certain items (1)	19.03	18.36	12.56	12.69	10.40
Yield on earning assets (2)	5.58	5.56	5.33	5.10	5.19
Cost of interest bearing liabilities	2.79	2.69	2.78	2.96	3.21
Net interest spread (2)	2.79	2.87	2.55	2.14	1.98
Net interest margin (2)	3.53	3.59	3.35	3.03	2.95
Efficiency (1) (2)	55.10	55.54	58.62	61.23	65.29
Average loans to average deposits	89.41	89.47	89.32	89.24	90.58
Annualized net loan charge-offs and recoveries /average loans	0.19	0.09	0.08	0.13	0.05
Effective income tax rate	19.10	19.10	(6.96)	19.87	16.75
Trust and Investment Services assets under management (3)	$7,688	$7,205	$6,951	$5,968	$6,061
Broker-dealer securities account values (including annuities) (3)	$2,588	$2,554	$2,359	$1,852	$1,853

(1) Certain items excluded from the calculation can consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans. See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) Represents market value at period end, in millions.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	September 30,			December 31,	December 31, 2024
Balance sheets	2025	2024	% Change	2024	to September 30, 2025
Assets
Cash and due from banks	$231,814	$172,221	34.6	$142,271	62.9
Due from banks - interest bearing	776,423	448,676	73.0	425,866	82.3
Securities:
Equity securities, at fair value	30,374	13,355	127.4	13,427	126.2
Available-for-sale debt securities, at fair value	3,268,016	2,228,527	46.6	2,246,072	45.5
Held-to-maturity debt securities (fair values of $1,042,503, $1,052,781 and $1,006,817 respectively)	1,150,520	1,162,359	(1.0)	1,152,906	(0.2)
Allowance for credit losses - held-to-maturity debt securities	(181)	(148)	(22.3)	(146)	(24.0)
Net held-to-maturity debt securities	1,150,339	1,162,211	(1.0)	1,152,760	(0.2)
Total securities	4,448,729	3,404,093	30.7	3,412,259	30.4
Loans held for sale	125,971	22,127	469.3	18,695	573.8
Portfolio loans:
Commercial real estate	10,755,370	7,206,271	49.3	7,326,681	46.8
Commercial and industrial	2,771,906	1,717,369	61.4	1,787,277	55.1
Residential real estate	3,928,469	2,519,089	55.9	2,520,086	55.9
Home equity	1,091,636	796,594	37.0	821,110	32.9
Consumer	384,693	212,107	81.4	201,275	91.1
Total portfolio loans, net of unearned income	18,932,074	12,451,430	52.0	12,656,429	49.6
Allowance for credit losses - loans	(217,666)	(140,872)	(54.5)	(138,766)	(56.9)
Net portfolio loans	18,714,408	12,310,558	52.0	12,517,663	49.5
Premises and equipment, net	267,521	222,005	20.5	219,076	22.1
Accrued interest receivable	108,865	79,465	37.0	78,324	39.0
Goodwill and other intangible assets, net	1,736,073	1,126,050	54.2	1,124,016	54.5
Bank-owned life insurance	555,104	358,701	54.8	360,738	53.9
Other assets	553,134	370,273	49.4	385,390	43.5
Total Assets	$27,518,042	$18,514,169	48.6	$18,684,298	47.3
Liabilities
Deposits:
Non-interest bearing demand	$5,285,740	$3,777,781	39.9	$3,842,758	37.6
Interest bearing demand	5,025,216	3,667,082	37.0	3,771,314	33.2
Money market	4,901,863	2,347,444	108.8	2,429,977	101.7
Savings deposits	3,141,075	2,381,542	31.9	2,362,736	32.9
Certificates of deposit	2,930,368	1,663,494	76.2	1,726,932	69.7
Total deposits	21,284,262	13,837,343	53.8	14,133,717	50.6
Federal Home Loan Bank borrowings	1,275,000	1,175,000	8.5	1,000,000	27.5
Other short-term borrowings	113,501	140,641	(19.3)	192,073	(40.9)
Subordinated debt and junior subordinated debt	358,373	279,251	28.3	279,308	28.3
Total borrowings	1,746,874	1,594,892	9.5	1,471,381	18.7
Accrued interest payable	25,472	16,406	55.3	14,228	79.0
Other liabilities	344,907	263,943	30.7	274,691	25.6
Total Liabilities	23,401,515	15,712,584	48.9	15,894,017	47.2
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Preferred stock, no par value; 1,000,000 shares authorized; 230,000 shares 7.375% non-cumulative perpetual preferred stock, Series B, liquidation preference $230.0 million, issued and outstanding at September 30, 2025, and 0 shares issued and outstanding at December 31,2024	224,383	-	100.0	-	100.0
Common stock, $2.0833 par value; 200,000,000, 100,000,000, and 200,000,000 shares authorized; 96,044,222, 75,354,034 and 75,354,034 shares issued; 96,044,222, 68,871,479 and 66,919,805 shares outstanding, respectively	200,088	156,985	27.5	156,985	27.5
Capital surplus	2,487,564	1,808,272	37.6	1,809,679	37.5
Retained earnings	1,210,823	1,169,808	3.5	1,192,091	1.6
Treasury stock (0, 8,482,555 and 8,434,229 shares - at cost, respectively)	-	(294,079)	(100.0)	(292,244)	(100.0)
Accumulated other comprehensive loss	(148,669)	(181,804)	18.2	(218,632)	32.0
Deferred benefits for directors	(2,146)	(2,081)	(3.1)	(2,082)	(3.1)
Total Shareholders' Equity	4,116,527	2,801,585	46.9	2,790,281	47.5
Total Liabilities and Shareholders' Equity	$27,518,042	$18,514,169	48.6	$18,684,298	47.3

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	September 30,	June 30,
Balance sheets	2025	2025	% Change
Assets
Cash and due from banks	$231,814	$402,755	(42.4)
Due from banks - interest bearing	776,423	754,275	2.9
Securities:
Equity securities, at fair value	30,374	29,538	2.8
Available-for-sale debt securities, at fair value	3,268,016	3,222,819	1.4
Held-to-maturity (fair values of $1,042,503; and $1,006,110 respectively)	1,150,520	1,137,782	1.1
Allowance for credit losses - held-to-maturity debt securities	(181)	(178)	(1.7)
Net held-to-maturity debt securities	1,150,339	1,137,604	1.1
Total securities	4,448,729	4,389,961	1.3
Loans held for sale	125,971	123,019	2.4
Portfolio loans:
Commercial real estate	10,755,370	10,600,210	1.5
Commercial and industrial	2,771,906	2,819,096	(1.7)
Residential real estate	3,928,469	3,939,796	(0.3)
Home equity	1,091,636	1,052,334	3.7
Consumer	384,693	417,190	(7.8)
Total portfolio loans, net of unearned income	18,932,074	18,828,626	0.5
Allowance for credit losses - loans	(217,666)	(223,866)	2.8
Net portfolio loans	18,714,408	18,604,760	0.6
Premises and equipment, net	267,521	274,137	(2.4)
Accrued interest receivable	108,865	106,410	2.3
Goodwill and other intangible assets, net	1,736,073	1,745,170	(0.5)
Bank-owned life insurance	555,104	552,051	0.6
Other assets	553,134	619,038	(10.6)
Total Assets	$27,518,042	$27,571,576	(0.2)
Liabilities
Deposits:
Non-interest bearing demand	$5,285,740	$5,328,181	(0.8)
Interest bearing demand	5,025,216	4,865,091	3.3
Money market	4,901,863	4,825,154	1.6
Savings deposits	3,141,075	3,192,943	(1.6)
Certificates of deposit	2,930,368	2,943,187	(0.4)
Total deposits	21,284,262	21,154,556	0.6
Federal Home Loan Bank borrowings	1,275,000	1,750,000	(27.1)
Other short-term borrowings	113,501	103,666	9.5
Subordinated debt and junior subordinated debt	358,373	357,762	0.2
Total borrowings	1,746,874	2,211,428	(21.0)
Accrued interest payable	25,472	25,967	(1.9)
Other liabilities	344,907	360,405	(4.3)
Total Liabilities	23,401,515	23,752,356	(1.5)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-
Preferred stock, no par value; 1,000,000 shares authorized; 230,000 shares 7.375% non-cumulative perpetual preferred stock, Series B, liquidation preference $230.0 million, issued and outstanding at September 30, 2025 and 0 shares issued and oustanding at June 30, 2025	224,383	-	100.0
Common stock, $2.0833 par value; 200,000,000 shares authorized; 96,044,222 and 95,986,023 shares issued; 96,044,222 and 95,986,023 shares outstanding, respectively	200,088	199,967	0.1
Capital surplus	2,487,564	2,485,458	0.1
Retained earnings	1,210,823	1,165,058	3.9
Treasury stock (0 and 0 shares - at cost, respectively)	-	-	-
Accumulated other comprehensive loss	(148,669)	(173,644)	14.4
Deferred benefits for directors	(2,146)	(2,103)	(2.0)
Total Shareholders' Equity	4,116,527	3,819,220	7.8
Total Liabilities and Shareholders' Equity	$27,518,042	$27,571,576	(0.2)

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2025		2024		2025		2024
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$761,410	4.90%	$435,417	5.64%	$704,757	4.81%	$388,064	5.65%
Loans, net of unearned income (1)	18,990,507	6.17	12,355,547	5.93	17,553,879	6.12	12,057,841	5.83
Securities: (2)
Taxable	3,901,533	3.20	2,863,374	2.45	3,679,815	3.08	2,885,072	2.41
Tax-exempt (3)	733,493	3.21	745,517	3.04	732,823	3.20	752,795	3.06
Total securities	4,635,026	3.20	3,608,891	2.57	4,412,638	3.10	3,637,867	2.54
Other earning assets	77,308	9.40	63,187	7.51%	75,338	8.04	60,073	7.68
Total earning assets (3)	24,464,251	5.58%	16,463,042	5.19%	22,746,612	5.50%	16,143,845	5.09%
Other assets	2,955,475		1,832,541		2,710,747		1,820,755
Total Assets	$27,419,726		$18,295,583		$25,457,359		$17,964,600

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$4,963,468	2.51%	$3,624,061	3.09%	$4,676,955	2.61%	$3,551,076	3.03%
Money market accounts	4,905,387	3.09	2,295,192	3.40	4,322,300	2.96	2,203,768	3.28
Savings deposits	3,152,927	1.21	2,403,806	1.36	2,962,302	1.16	2,442,015	1.30
Certificates of deposit	2,928,961	3.19	1,500,816	3.79	2,694,587	3.15	1,388,115	3.51
Total interest bearing deposits	15,950,743	2.56	9,823,875	2.85	14,656,144	2.52	9,584,974	2.72
Federal Home Loan Bank borrowings	1,500,272	4.58	1,256,250	5.43	1,419,571	4.43	1,228,832	5.48
Repurchase agreements	110,452	2.75	122,159	3.56	130,592	2.77	107,565	3.31
Subordinated debt and junior subordinated debt	358,007	5.91	279,218	5.80	340,425	5.80	279,160	5.83
Total interest bearing liabilities (4)	17,919,474	2.79%	11,481,502	3.21%	16,546,732	2.75%	11,200,531	3.10%
Non-interest bearing demand deposits	5,289,568		3,817,184		4,975,638		3,878,063
Other liabilities	312,542		281,436		309,656		284,172
Shareholders' equity	3,898,142		2,715,461		3,625,333		2,601,834
Total Liabilities and Shareholders' Equity	$27,419,726		$18,295,583		$25,457,359		$17,964,600
Taxable equivalent net interest spread		2.79%		1.98%		2.75%		1.99%
Taxable equivalent net interest margin		3.53%		2.95%		3.50%		2.94%

(1) Gross of allowance for credit losses, net of unearned income and includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $1.4 million and $0.5 million for the three months ended September 30, 2025 and 2024, respectively, and were $5.5 million and $1.8 million for the nine months ended September 30, 2025 and 2024. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $16.0 million and $0.8 million for the three months ended September 30, 2025 and 2024, respectively, and was $39.3 million and $2.3 million for the nine months ended September 30, 2025 and 2024, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $1.7 million and $7 thousand for the three months ended September 30, 2025 and 2024, respectively, and was $9.6 million and $0.2 million for the nine months ended September 30, 2025 and 2024 respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Statement of Income	2025	2025	2025	2024	2024
Interest and dividend income
Loans, including fees	$295,482	$290,104	$218,409	$183,251	$184,215
Interest and dividends on securities:
Taxable	31,483	31,066	22,247	18,575	17,651
Tax-exempt	4,692	4,616	4,529	4,449	4,498
Total interest and dividends on securities	36,175	35,682	26,776	23,024	22,149
Other interest income	11,229	10,596	8,047	7,310	7,365
Total interest and dividend income	342,886	336,382	253,232	213,585	213,729
Interest expense
Interest bearing demand deposits	31,351	30,405	29,377	27,044	28,139
Money market deposits	38,249	36,287	21,134	18,734	19,609
Savings deposits	9,577	8,670	7,359	7,271	8,246
Certificates of deposit	23,554	21,442	18,558	16,723	14,284
Total interest expense on deposits	102,731	96,804	76,428	69,772	70,278
Federal Home Loan Bank borrowings	17,337	16,683	13,034	12,114	17,147
Other short-term borrowings	766	816	1,122	1,291	1,092
Subordinated debt and junior subordinated debt	5,336	5,310	4,129	3,902	4,070
Total interest expense	126,170	119,613	94,713	87,079	92,587
Net interest income	216,716	216,769	158,519	126,506	121,142
Provision for credit losses	2,082	3,218	68,883	(147)	4,798
Net interest income after provision for credit losses	214,634	213,551	89,636	126,653	116,344
Non-interest income
Trust fees	8,987	9,657	8,697	7,775	7,517
Service charges on deposits	11,163	10,484	8,587	8,138	7,945
Digital banking income	7,324	7,325	5,404	5,125	5,084
Net swap fee and valuation income/ (loss)	3,231	746	961	3,230	(627)
Net securities brokerage revenue	2,961	3,348	2,701	2,430	2,659
Bank-owned life insurance	3,765	3,450	3,428	2,512	2,173
Mortgage banking income	1,898	2,364	1,140	1,229	1,280
Net securities gains / (losses)	1,210	1,410	(318)	61	675
Net gains / (losses) on other real estate owned and other assets	329	111	(40)	193	(239)
Other income	3,996	5,062	4,105	5,695	3,145
Total non-interest income	44,864	43,957	34,665	36,388	29,612
Non-interest expense
Salaries and wages	60,583	60,153	48,577	45,638	44,890
Employee benefits	18,040	18,857	12,970	11,856	11,522
Net occupancy	8,819	8,119	7,778	5,999	6,226
Equipment and software	16,310	17,140	13,050	10,681	10,157
Marketing	2,979	1,864	2,382	2,531	2,977
FDIC insurance	5,820	5,479	4,187	3,640	3,604
Amortization of intangible assets	8,425	9,204	4,223	2,034	2,053
Restructuring and merger-related expense	11,383	41,056	20,010	646	1,977
Other operating expenses	23,829	24,663	20,789	18,079	17,777
Total non-interest expense	156,188	186,535	133,966	101,104	101,183
Income / (loss) before provision for income taxes	103,310	70,973	(9,665)	61,937	44,773
Provision / (benefit) provision for income taxes	19,737	13,558	(673)	12,308	7,501
Net Income /(loss)	83,573	57,415	(8,992)	49,629	37,272
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income / (loss) available to common shareholders	$81,042	$54,884	$(11,523)	$47,098	$34,741

Taxable equivalent net interest income	$217,963	$217,996	$159,723	$127,689	$122,338

Per common share data
Net income / (loss) per common share - basic	$0.84	$0.57	$(0.15)	$0.70	$0.54
Net income / (loss) per common share - diluted	0.84	0.57	(0.15)	0.70	0.54
Adjusted net income per common share - diluted, excluding certain items (1)(2)	0.94	0.91	0.66	0.71	0.56
Dividends declared	0.37	0.37	0.37	0.37	0.36
Book value (period end)	39.02	38.28	38.02	39.54	39.73
Tangible book value (period end) (1)	21.29	20.48	20.06	22.83	22.99
Average common shares outstanding - basic	95,995,174	95,744,980	76,830,460	66,895,834	64,488,962
Average common shares outstanding - diluted	96,116,617	95,808,310	77,020,592	66,992,009	64,634,208
Period end common shares outstanding	96,044,222	95,986,023	95,672,204	66,919,805	66,871,479
Period end preferred shares outstanding	380,000	150,000	150,000	150,000	150,000
Full time equivalent employees	3,064	3,253	3,205	2,262	2,277

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2025		2025		2025		2024		2024
Non-performing assets:
Total non-performing loans	$94,463		$84,319		$81,489		$39,752		$30,421
Other real estate and repossessed assets	997		958		1,854		852		906
Total non-performing assets	$95,460		$85,277		$83,343		$40,604		$31,327

Past due loans (1):
Loans past due 30-89 days	$80,333		$65,401		$69,755		$45,926		$33,762
Loans past due 90 days or more	19,430		20,890		10,734		13,553		20,427
Total past due loans	$99,763		$86,291		$80,489		$59,479		$54,189

Criticized and classified loans (2):
Criticized loans	$433,320		$531,415		$470,619		$242,000		$200,540
Classified loans	175,648		151,849		149,452		112,669		93,185
Total criticized and classified loans	$608,968		$683,264		$620,071		$354,669		$293,725

Loans past due 30-89 days / total portfolio loans	0.42%		0.35%		0.37%		0.36%		0.27%
Loans past due 90 days or more / total portfolio loans	0.10		0.11		0.06		0.11		0.16
Non-performing loans / total portfolio loans	0.50		0.45		0.44		0.31		0.24
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.50		0.45		0.45		0.32		0.25
Non-performing assets / total assets	0.35		0.31		0.30		0.22		0.17
Criticized and classified loans / total portfolio loans	3.22		3.63		3.32		2.80		2.36

Allowance for credit losses
Allowance for credit losses - loans	$217,666		$223,866		$233,617		$138,766		$140,872
Allowance for credit losses - loan commitments	7,628		6,168		6,459		6,120		8,225
Provision for credit losses	2,082		3,218		68,883		(147)		4,798
Net loan and deposit account overdraft charge-offs and recoveries	8,867		4,329		2,771		4,066		1,420
Annualized net loan charge-offs and recoveries / average loans	0.19%		0.09%		0.08%		0.13%		0.05%
Allowance for credit losses - loans / total portfolio loans	1.15%		1.19%		1.25%		1.10%		1.13%
Allowance for credit losses - loans / non-performing loans	2.30	x	2.65	x	2.87	x	3.49	x	4.63	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.12	x	1.31	x	1.44	x	1.40	x	1.66	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2025		2025		2025		2024		2024
Capital ratios
Tier I leverage capital	9.72%		8.66%		11.01%		10.68%		10.69%
Tier I risk-based capital	11.83		10.59		10.69		13.06		12.89
Total risk-based capital	14.58		13.40		13.59		15.88		15.74
Common equity tier 1 capital ratio (CET 1)	10.10		9.90		9.99		12.07		11.89
Average shareholders' equity to average assets	14.22		13.99		14.86		15.09		14.84
Tangible equity to tangible assets (3)	9.35		8.16		8.03		9.52		9.67
Tangible common equity to tangible assets (3)	7.92		7.60		7.47		8.70		8.84

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2025	2024	2024	2025	2024
Return on average assets, excluding certain items:
Net income / (loss) available to common shareholders	$81,042	$54,884	$(11,523)	$47,098	$34,741	$124,401	$94,287
Plus: after-tax restructuring and merger-related expenses (1)	8,993	32,434	15,808	510	1,562	57,235	4,546
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	-	46,926	-	-	46,926	-
Net income available to common shareholders, excluding certain items	90,035	87,318	51,211	47,608	36,303	228,562	98,833

Average total assets	$27,419,726	$27,304,700	$21,658,352	$18,593,265	$18,295,583	$25,457,359	$17,964,600

Return on average assets, excluding certain items (annualized) (2)	1.30%	1.28%	0.96%	1.02%	0.79%	1.20%	0.73%

Return on average equity, excluding certain items:
Net income / (loss) available to common shareholders	$81,042	$54,884	$(11,523)	$47,098	$34,741	$124,401	$94,287
Plus: after-tax restructuring and merger-related expenses (1)	8,993	32,434	15,808	510	1,562	57,235	4,546
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	-	46,926	-	-	46,926	-
Net income available to common shareholders excluding certain items	90,035	87,318	51,211	47,608	36,303	228,562	98,833

Average total shareholders' equity	3,898,142	3,819,513	3,218,639	2,806,079	2,715,461	3,625,333	2,601,834

Return on average equity, excluding certain items (annualized) (2)	9.16%	9.17%	6.45%	6.75%	5.32%	8.43%	5.07%

Return on average tangible equity:
Net income / (loss) available to common shareholders	$81,042	$54,884	$(11,523)	$47,098	$34,741	$124,401	$94,287
Plus: amortization of intangibles (1)	6,656	7,271	3,336	1,607	1,622	17,264	4,911
Net income / (loss) available to common shareholders before amortization of intangibles	87,698	62,155	(8,187)	48,705	36,363	141,665	99,198

Average total shareholders' equity	3,898,142	3,819,513	3,218,639	2,806,079	2,715,461	3,625,333	2,601,834
Less: average goodwill and other intangibles, net of def. tax liability	(1,704,105)	(1,608,358)	(1,312,855)	(1,119,060)	(1,120,662)	(1,543,552)	(1,122,282)
Average tangible equity	$2,194,037	$2,211,155	$1,905,784	$1,687,019	$1,594,799	$2,081,781	$1,479,552

Return on average tangible equity (annualized) (2)	15.86%	11.27%	-1.74%	11.49%	9.07%	9.10%	8.96%

Average tangible common equity	$2,015,329	$2,066,671	$1,761,300	$1,542,535	$1,450,315	$1,925,764	$1,335,068
Return on average tangible common equity (annualized) (2)	17.26%	12.06%	-1.89%	12.56%	9.97%	9.84%	9.92%

Return on average tangible equity, excluding certain items:
Net income / (loss) available to common shareholders	$81,042	$54,884	$(11,523)	$47,098	$34,741	$124,401	$94,287
Plus: after-tax restructuring and merger-related expenses (1)	8,993	32,434	15,808	510	1,562	57,235	4,546
Plus: amortization of intangibles (1)	6,656	7,271	3,336	1,607	1,622	17,264	4,911
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	-	46,926	-	-	46,926	-
Net income available to common shareholders before amortization of intangibles and excluding other items	96,691	94,589	54,547	49,215	37,925	245,826	103,744

Average total shareholders' equity	3,898,142	3,819,513	3,218,639	2,806,079	2,715,461	3,625,333	2,601,834
Less: average goodwill and other intangibles, net of def. tax liability	(1,704,105)	(1,608,358)	(1,312,855)	(1,119,060)	(1,120,662)	(1,543,552)	(1,122,282)
Average tangible equity	$2,194,037	$2,211,155	$1,905,784	$1,687,019	$1,594,799	$2,081,781	$1,479,552

Return on average tangible equity, excluding certain items (annualized) (2)	17.48%	17.16%	11.61%	11.61%	9.46%	15.79%	9.37%

Average tangible common equity	$2,015,329	$2,066,671	$1,761,300	$1,542,535	$1,450,315	$1,925,764	$1,335,068
Return on average tangible common equity, excluding certain items (annualized) (2)	19.03%	18.36%	12.56%	12.69%	10.40%	17.07%	10.38%

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2025	2024	2024	2025	2024

Efficiency ratio:
Non-interest expense	$156,188	$186,535	$133,966	$101,104	$101,183	$476,689	$300,768
Less: restructuring and merger-related expense	(11,383)	(41,056)	(20,010)	(646)	(1,977)	(72,449)	(5,755)
Non-interest expense excluding restructuring and merger-related expense	144,805	145,479	113,956	100,458	99,206	404,240	295,013

Net interest income on a fully taxable equivalent basis	217,963	217,996	159,723	127,689	122,338	595,682	355,327
Non-interest income	44,864	43,957	34,665	36,388	29,612	123,486	91,596
Net interest income on a fully taxable equivalent basis plus non-interest income	$262,827	$261,953	$194,388	$164,077	$151,950	$719,168	$446,923
Efficiency ratio	55.10%	55.54%	58.62%	61.23%	65.29%	56.21%	66.01%

Adjusted net income available to common shareholders, excluding certain items:
Net income / (loss) available to common shareholders	$81,042	$54,884	$(11,523)	$47,098	$34,741	$124,401	$94,287
Add: After-tax restructuring and merger-related expenses (1)	8,993	32,434	15,808	510	1,562	57,235	4,546
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	46,926	-	-	46,926
Adjusted net income available to common shareholders, excluding certain items:	$90,035	$87,318	$51,211	$47,608	$36,303	$228,562	$98,833

Adjusted net income per common share - diluted, excluding certain items:
Net income / (loss) per common share - diluted	$0.84	$0.57	$(0.15)	$0.70	$0.54	$1.39	$1.54
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.10	0.34	0.21	0.01	0.02	0.63	0.07
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	0.60	-	-	0.53	-
Adjusted net income per common share - diluted, excluding certain items:	$0.94	$0.91	$0.66	$0.71	$0.56	$2.55	$1.61

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2025	2025	2025	2024	2024
Tangible book value per share:
Total shareholders' equity	$4,116,527	$3,819,220	$3,781,579	$2,790,281	$2,801,585
Less: goodwill and other intangible assets, net of def. tax liability	(1,702,916)	(1,709,001)	(1,718,048)	(1,118,293)	(1,119,899)
Less: preferred shareholders' equity	(368,867)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	2,044,744	1,965,735	1,919,047	1,527,504	1,537,202

Common shares outstanding	96,044,222	95,986,023	95,672,204	66,919,805	66,871,479

Tangible book value per share	$21.29	$20.48	$20.06	$22.83	$22.99

Tangible common equity to tangible assets:
Total shareholders' equity	$4,116,527	$3,819,220	$3,781,579	$2,790,281	$2,801,585
Less: goodwill and other intangible assets, net of def. tax liability	(1,702,916)	(1,709,001)	(1,718,048)	(1,118,293)	(1,119,899)
Tangible equity	2,413,611	2,110,219	2,063,531	1,671,988	1,681,686
Less: preferred shareholders' equity	(368,867)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	2,044,744	1,965,735	1,919,047	1,527,504	1,537,202

Total assets	27,518,042	27,571,576	27,412,383	18,684,298	18,514,169
Less: goodwill and other intangible assets, net of def. tax liability	(1,702,916)	(1,709,001)	(1,718,048)	(1,118,293)	(1,119,899)
Tangible assets	$25,815,126	$25,862,575	$25,694,335	$17,566,005	$17,394,270

Tangible equity to tangible assets	9.35%	8.16%	8.03%	9.52%	9.67%

Tangible common equity to tangible assets	7.92%	7.60%	7.47%	8.70%	8.84%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2025	2024	2024	2025	2024
Pre-tax, pre-provision income:
Income / (Loss) before Provision / (benefit) for income taxes	$103,310	$70,973	$(9,665)	$61,937	$44,773	$164,618	$123,177
Add: provision for credit losses	2,082	3,218	68,883	(147)	4,798	74,183	19,352
Pre-tax, pre-provision income	$105,392	$74,191	$59,218	$61,790	$49,571	$238,801	$142,529

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income / (Loss) before Provision / (benefit) for income taxes	$103,310	$70,973	$(9,665)	$61,937	$44,773	$164,618	$123,177
Add: provision for credit losses	2,082	3,218	68,883	(147)	4,798	74,183	19,352
Add: restructuring and merger-related expenses	11,383	41,056	20,010	646	1,977	72,449	5,755
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$116,775	$115,247	$79,228	$62,436	$51,548	$311,250	$148,284

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses:
Income / (Loss) before Provision / (benefit) for income taxes	$103,310	$70,973	$(9,665)	$61,937	$44,773	$164,618	$123,177
Add: provision for credit losses	2,082	3,218	68,883	(147)	4,798	74,183	19,352
Add: restructuring and merger-related expenses	11,383	41,056	20,010	646	1,977	72,449	5,755
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	116,775	115,247	79,228	62,436	51,548	311,250	148,284

Average total assets	$27,419,726	$27,304,700	$21,658,352	$18,593,265	$18,295,583	$25,457,359	$17,964,600

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses (annualized) (2)	1.69%	1.69%	1.48%	1.34%	1.12%	1.63%	1.10%

Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses:
Income / (Loss) before Provision / (benefit) for income taxes	$103,310	$70,973	$(9,665)	$61,937	$44,773	$164,618	$123,177
Add: provision for credit losses	2,082	3,218	68,883	(147)	4,798	74,183	19,352
Add: restructuring and merger-related expenses	11,383	41,056	20,010	646	1,977	72,449	5,755
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	116,775	115,247	79,228	62,436	51,548	311,250	148,284

Average total shareholders' equity	$3,898,142	$3,819,513	$3,218,639	$2,806,079	$2,715,461	$3,625,333	$2,601,834

Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses (annualized) (2)	11.88%	12.10%	9.98%	8.85%	7.55%	11.48%	7.61%

Pre-tax, pre-provision return on average tangible equity, excluding certain items (1):
Income / (Loss) before Provision / (benefit) for income taxes	$103,310	$70,973	$(9,665)	$61,937	$44,773	$164,618	$123,177
Add: provision for credit losses	2,082	3,218	68,883	(147)	4,798	74,183	19,352
Add: amortization of intangibles	8,425	9,204	4,223	2,034	2,053	21,853	6,217
Add: restructuring and merger-related expenses	11,383	41,056	20,010	646	1,977	72,449	5,755
Pre-tax, pre-provision income before restructuring and merger-related expenses and amortization of intangibles	125,200	124,451	83,451	64,470	53,601	333,103	154,501

Average total shareholders' equity	3,898,142	3,819,513	3,218,639	2,806,079	2,715,461	3,625,333	2,601,834
Less: average goodwill and other intangibles, net of def. tax liability	(1,704,105)	(1,608,358)	(1,312,855)	(1,119,060)	(1,120,662)	(1,543,552)	(1,122,282)
Average tangible equity	$2,194,037	$2,211,155	$1,905,784	$1,687,019	$1,594,799	$2,081,781	$1,479,552

Pre-tax, pre-provision return on average tangible equity, excluding certain items (annualized) (1) (2)	22.64%	22.58%	17.76%	15.20%	13.37%	21.39%	13.95%

Average tangible common equity	$2,015,329	$2,066,671	$1,761,300	$1,542,535	$1,450,315	$1,925,764	$1,335,068
Pre-tax, pre-provision return on average tangible common equity, excluding certain items (annualized) (1) (2)	24.65%	24.15%	19.22%	16.63%	14.70%	23.13%	15.46%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.